BOVIE MEDICAL CORPORATION ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

CLEARWATER, FL — March 12, 2015 – Bovie Medical Corporation (“Bovie” or the “Company”) (NYSE: BVX), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, today announced that it has priced an underwritten public offering of 4,800,000 shares of its common stock at a price to the public of $2.50 per share. In addition, Bovie has granted the underwriter a 30-day option to purchase up to 720,000 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on or about March 17, 2015, subject to satisfaction of customary closing conditions.

The total gross proceeds of the offering are expected to be approximately $12.0 million. After deducting the underwriter’s discount and other estimated offering expenses payable by Bovie, the net proceeds to the Company are expected to be approximately $10.6 million. These amounts assume no exercise of the underwriter’s over-allotment option.

Craig-Hallum Capital Group LLC acted as sole managing underwriter for the offering.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC). The securities may be offered only by means of a prospectus. The prospectus and a preliminary prospectus supplement related to the offering have been filed with the SEC, and a final prospectus supplement related to the offering will be filed with the SEC, and are available on the SEC’s website located at http://www.sec.gov and may also be obtained from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, telephone 612-334-6300, email: prospectus@chlm.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s website www.boviemed.com.

1

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Reports on Forms 10-K and 10-Qs for the year ended December 31, 2014 and the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact

Hugh Collins

MBS Value Partners

(212) 223-4632

investor.relations@boviemed.com